Exhibit 10.30

Translation of 2007 Letter of Approval

State of Israel

Ministry of Trade and Industry

Industrial Research and Development Administration

Office of Chief Scientist

Jerusalem, 12-02-2007

Letter of Approval Number: 37806

(Fiscal regulation: 38020101)

Group: 13

To

Nilimedix Ltd.

P.O. 15020

Haifa 31905

Letter of Approval

1.	We hereby inform you that the research committee, by virtue of its authority according to Article 17(c) of the Law for the Encouragement of Research and Development in the Industry, 1984 (hereinafter: the “R&D Law”), has resolved in its meeting on 25/12/2006 to approve the program as submitted by you on 31/10/2006, which subject matter is:

a.	Subject of approved program: An Innovative Insulin Pump

b.	Performing the approved program: Nilimedix Ltd.

Registration Number: 513229708

2.	a. The research and development expenses approved for the performance of the approved program will be in an amount of up to: NIS 3,500,000.

In words: Three Million Five Hundred Thousand NIS.

b. The rate of grant approved is 30% of the development expenses (addition with respect to a national priority zone A/ line of confrontation), which is up to an amount of NIS 1,050,000.

3.	The approval is conditioned upon fulfillment of the provisions of the law, regulations, rules and procedures promulgated thereunder and subject to the following terms:

a.	The approved program will be performed as detailed in your request within a period of 12 months – from 01/10/2006 and until 30/09/2007 (hereinafter: the “Performance Period”).

b.	(1) You must inform the Office of the Chief Scientist about every change in the control of the recipient of the grant in the company’s

Translation of 2007 Letter of Approval

shares and/or in one of the following controlling means: (a) the right to vote in the company’s general meetings; (b) the right to appoint directors in the company; (c) the right to participate in the company’s profits.

(2) Transferring any percentage of the controlling means stated in subsection (1) to a non-Israeli resident or to a foreign company, which make the non-Israeli resident or foreign company an interested party as defined in the Securities Law, 1968, requires notification to Office of the Chief Scientist and a written undertaking of the non-Israeli resident or the foreign company to the R&D Law.

The letter of approval shall be signed in the form existing in the office of the Chief Scientist and in the website of the Ministry of Industry, Trade and Employment.

c.	Additional terms:

Royalties shall be paid on income from all insulin pumps and accessories.

d.	See the appendix in the matter of intellectual property.

e.	In the event of pledging the company’s assets to an Israeli bank against credit, the company must ensure that the pledge shall be subject to the R&D Law.

f.	If the plan is connected to an agreement with an academic institution or an academic implementation company, the company must ensure that the agreement is subject to the provisions of the R&D Law.

Sincerely,

/s/ Eli Ofer
Dr. Eli Ofer
The Chief Scientist

Attached:

1.	Budget breakdown appended to the letter of approval.

2.	Letter of commitment.

3.	Rules determined by the research committee for the performance of the provisions of the Law.

4.	Letter of approval intellectual property appendix.

Translation of 2007 Letter of Approval

[SUMMARY TRANSLATION]

State of Israel

Ministry of Trade and Industry

Industrial Research and Development Administration

Office of Chief Scientist/Office Controller

12-02-2007

To:

Nilimedix Ltd.

P.O. 15020

Haifa 31905

Budget Appendix with respect to Research and Development File Number 37806

Appendix to Letter of Approval

Subject to the letter of approval signed by the Chief Scientist from 12/02/2007 and following the decision of the research committee pursuant to Article 17(c) from 25/12/2007 with respect to research and development file which number is 37806

Subject of approved program: An Innovative Insulin Pump

and performed by Nilimedix Ltd.

Period of research: from 1/10/2006 until 30/9/2007

The office’s budget commitment in an amount of up to NIS 1,050,000 is hereby approved for the performance of research and development expenses for the approved program.

/s/	/s/
Vice Chief Scientist	Office controller, the Ministry of Industry, Trade and Employment

Translation of 2007 Letter of Approval

This page forms a part of the letter of approval

Details of the budget for research and development in the matter of: innovative insulin pump

Performance period from 1/10/2006 until 30/9/2007

Budget page version 1.1

Request date

Date of latest update 21/01/2007

File number:	37806
Preparation Date:	21.01.2007
Company	Nilimedix
Company Number	5055

A. Human Resources
Total amount human resources	1,818,530

B. Materials and consumable tools
Total Materials	118,720

C. Subcontractors
Total amount subcontractors in Israel	1,106,000
Total amount subcontractors abroad	350,000
Total amount subcontractors	1,456,000

D. Approved Equipment
Amount	31,750

E. Miscellaneous
Amount	75,000

Total in NIS	3,500,000
Grant 30%	1,050,000

Notes:

A. The person performing the research shall be entitled to payments only with respect to expenses made and registered in a special account (including registration of work hours of the researchers working in this research), and in accordance with the budget instructions of the Office of the Chief Scientist at the Ministry of Trade and Employment.

B. This budget page is in effect only after signing the letter of approval

Translation of 2007 Letter of Approval

Signature:

/s/ David Lavi	/s/ Nilimedix Ltd.	28.1.07
Office	Company	Date

Translation of 2007 Letter of Approval

Nilimedix Ltd.

number at the registrar of companies: 513229708

To
Industrial Research and Development Administration,	Date: 28.1.07
The Office of Chief Scientist	Company 5055
Ministry of Industry, Trade and Employment
5 Bank Israel, PO Box 3166
Jerusalem

Dear Sir,

Re: Undertaking Letter and Notice about the Commencement of Performance of Approved R&D Plan

Subject: Innovative Insulin Pump

File Number: 37806

We hereby inform you that we commenced performing the approved plan, according to the referenced approval letter on 1.10.06.

1.	We declare and undertake to comply with all the provisions of the Law for the Encouragement of Research and Development in Industry 5744-1984 (hereinafter the “Law”), and including:

a.	the obligation not to transfer to another the knowledge, the rights on the knowledge and the manufacturing rights deriving from the research and development without the approval of the research committee.

b.	to pay royalties and file all reports according to the Law and the Regulations for the Encouragement of Research and Development in Industry (Rate of Royalties and Rules for their Application), 5756-1996 (hereinafter the “Royalties Regulations”) and the procedures of the Industrial Research and Development Administration (hereinafter the “Administration”).

2.	We declare that we have read all instructions and procedures for financial reporting for R&D purposes and we will comply with them, including in connection with the computerized system for the reporting on hours in assignment to tasks.

3.	We consent to the attribution of this file numbered 37806 to plan 28035, subject Innovative Insulin Pump.

Translation of 2007 Letter of Approval

4.	Additional undertakings:

a.	We were notified about the royalties amendment which was published in “regulations file HATASHNAT” from 3.12.1998 page 110 (file 5939).

According to the said amendment, the research grants shall be linked to the dollar, bearing annual interest at the rate of the LIBOR.

b.	Additional Undertakings:

Royalties shall be paid on income from all insulin pumps and accessories.

5.	We hereby declare that we have separated and distinguished account/s in the framework of our financial bookkeeping for the purpose of performing this plan. The recordings made in the account/s are direct, chronological, primary, systematic and only according to documentation.

6.	We hereby declare that we are aware that the referenced grant shall be paid subject to the terms of the approval and according to the Administration’s procedures.

7.	The attached budget, including its details, terms and appendices constitutes a binding framework. Expenses deviating from this detailed framework will not be recognized, unless under the approval of the Administration.

8.	Procedures:

a.	The company shall be entitled to advancement according to the procedures, provided that it has actually commenced performance of the plan. The advancement shall be off-set from payments due according to the financial reports, excluding current advancement.

b.	Any additional payment shall be executed according to a detailed financial report which corresponds to the Administration’s procedures. Payment shall be made after review of the aforesaid report. The grant’s recipient is obliged to file a financial report once every three months and a technical report at least once every half a year, and this on the Administration’s forms or in the same format.

c.	The truthfulness of the financial report shall be confirmed by an authorized representative of the company, and documents witnessing actual payments to subcontractors shall be attached, if such expense is reported.

d.

Any payment with respect to the approved grant shall be considered as advanced payment only until the approval of the final report. Until the final report, no more than 90% (including current advancement) shall be

Translation of 2007 Letter of Approval

paid from the lower of the budgeted grant or the expense in the financial report. The remaining balance shall be paid only following receipt of a final financial report and a final technical report together with confirmation from an accountant on behalf of the company. The payment shall be made following examination of the reports by representatives of the Administration.

e.	The company’s books of accounts, including the company’s balance sheets, shall be open for review of the Administration during a period of 7 years from the commencement of performance of the approved plan, or 6 years from filing the final financial report, the later of the two.

f.	The Administration will have the right to setoff any sum due from the recipient of the support out of grant approved hereby.

g.	The grant’s recipient is not entitled to stop performing the plan without the prior written approval from the head of the Administration. If the plan is ceased without such approval, the Administration may and shall be entitled to demand the return of the grant plus interest and linkage differentials in accordance with the law.

h.	The grant’s recipient is obligated to file a final financial report approved by an accountant on its behalf in a format acceptable to the Office of the Chief Scientist and a final technical report to the approved plan, no later than 3 months from the date of completion of the approved plan.

i.	The Administration is entitled to demand additional technical reports at any time.

j.	An expense shall not be recognized unless the consideration therefor is paid, except overhead in salaries item.

k.	In the final financial report only expenses accumulated during the approved research period and paid no later than 60 days from its termination shall be recognized.

l.	The Administration may demand interest and linkage differentials as provided by law on any sum due to it from the recipient of the grant.

9.	The abovementioned terms do not derogate from any statute and law applicable to the grant for this file.

10.	We hereby undertake to comply with intellectual property laws as shall be practiced in Israel from time to time, and we consent that if we are convicted for violation of any of the intellectual property laws the Administration shall be entitled to retrospectively terminate any benefit granted by you, including grant, loan, benefit or any other financial advantage, or any part of such benefit, and demand their repayment including interest and linkage differentials, according to the law.

Translation of 2007 Letter of Approval

Signature confirmation for the company

The undersigned attorney Victor Tshuva hereby confirms that Nilimedix Ltd. is lawfully registered in Israel; that Avraham Shkalim and Zeev Bronfeld have signed this agreement on its behalf, have signed it before me and are authorized to do so on its behalf; that their signature on this agreement binds the company.

Date: 28.1.07	Signature and stamp: /s/ Victor Tshuva

/s/	Avraham Shkalim	CEO	Nilimedix

/s/	Zeev Bronfeld	Chairman of the Board
Signature	Name	Position	Company’s stamp

Translation of 2007 Letter of Approval

State of Israel

Ministry of Trade and Industry

Industrial Research and Development Administration

Office of Chief Scientist

Jerusalem, 12-02-2007

Letter of Approval Number: 37806

(Fiscal regulation: 38020101)

Group: 13

To:

Nilimedix Ltd.

P.O. 15020

Haifa 31905

Appendix to Letter of Approval

Compliance with Intellectual Property Laws

We have acknowledged your undertaking from 28.1.07 to comply with intellectual property laws as shall be practiced in Israel from time to time, that if you are convicted for violation of the intellectual property laws of Israel, by a final and un-appealable judgment in an Israeli court, we shall be entitled to terminate any benefit granted to you by the Industrial Research and Development Administration, including grant, loan, tax benefit or any other financial advantage, or any part of such benefit, and demand their return including interest and linkage differentials according to the law.

Sincerely,

/s/
Dr. Eli Ofer
The Chief Scientist

Translation of 2007 Letter of Approval

State of Israel

Ministry of Trade and Industry

Industrial Research and Development Administration

Office of Chief Scientist

Jerusalem, 22-08-2007

To:

Company CEO

Nilimedix Ltd.

P.O. 15020

Haifa 31905

Facsimile Number 04-8500297

Dear Sir/Madam,

Re:	Innovative Insulin Pump

Meeting Number 2007/20 (M) from 06/08/2007 (File 37806)

According to Article 17(d) and Article 50 of the Law for the Encouragement of Research and Development in Industry, 1984, I hereby inform you of the decision of the research committee:

To approve transfers among the items within the framework of the approved budget.

There may be downward changes in the upper limit of the above budget as a result of adjusting the amount to budgeting procedures.

For your information, the approval for the program is limited to the budget approved in the referenced file and for this R&D period only. An additional approval for this or another plan, for the coming years, will be examined in comparison to research programs brought before the committee during the same year.

After proving you compliance with the terms of the committee and/or requirements stemming from the results of the financial examination, if any, you will be invited to sign a budget page and a letter of commitment.

The procedure must be completed within two months from the date of the committee’s approval, or the approval will expire and we will be free to use the budget for other purposes.

Sincerely,

/s/
Amos Efrati
Vice Scientist and Funds Manager